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                                   EXHIBIT 11

                           ACTIVE VOICE CORPORATION

                      COMPUTATION OF EARNINGS PER SHARE


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
                                                                    Three months ended June 30,
                                                                   -----------------------------
                                                                       1997             1996
                                                                   ------------     ------------
PRIMARY
Average shares outstanding                                            4,609,827        4,562,732
Net effect of dilutive stock options based on the treasury
  stock method using average market price                                27,999           65,382
                                                                   ------------     ------------

Total                                                                 4,637,826        4,628,114
                                                                   ------------     ------------
                                                                   ------------     ------------

Net income                                                             $455,000         $771,000
                                                                   ------------     ------------
                                                                   ------------     ------------

Per share amount                                                          $0.10            $0.17
                                                                   ------------     ------------
                                                                   ------------     ------------

FULLY DILUTED
Average shares outstanding                                            4,609,827        4,562,732
Net effect of dilutive stock options based on the treasury
  stock method using the period end market price, if higher
  than average market price                                              28,858           65,428
                                                                   ------------     ------------

Total                                                                 4,638,685        4,628,160
                                                                   ------------     ------------
                                                                   ------------     ------------

Net income                                                             $455,000         $771,000
                                                                   ------------     ------------
                                                                   ------------     ------------

Per share amount                                                          $0.10            $0.17
                                                                   ------------     ------------
                                                                   ------------     ------------
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